Exhibit 99.1

N E W S R E L E A S E

Contact:	Karey L. Witty
Chief Financial Officer
(314) 725-4477

Lisa M. Wilson
Senior Vice President, Investor Relations
(212) 759-3929

CENTENE CORPORATION REPORTS FIRST QUARTER 2006 EARNINGS RESULTS

ST. LOUIS, MISSOURI (April 25, 2006) — Centene Corporation (NYSE: CNC) today announced its financial results for the quarter ended March 31, 2006.

First Quarter Highlights

•	Revenues of $455.1 million, a 37% increase.

•	A 70 basis point increase in sequential quarter health benefits ratio (HBR) in the Medicaid and SCHIP category, primarily due to pharmacy costs in Indiana.

•	Earnings from operations of $12.6 million.

•	Earnings per diluted share of $0.20.

•	Membership growth of 12.5%.

•	Operating cash flows of $9.3 million.

•	Days in claims payable of 43.0.

•	Closed acquisition of US Script, a pharmacy benefit manager based in Fresno, California.

•	Signed definitive agreement to acquire MediPlan Corporation through Ohio subsidiary.

•	Received preliminary notification of Ohio Medicaid contract awards, increasing counties served to 27.

Michael F. Neidorff, Centene’s chairman and chief executive officer, said: “The first quarter of 2006 met our expectations, although our results were affected by some market specific factors. In particular, higher pharmacy costs in Indiana, and to a limited degree in Ohio, impacted our overall medical costs, adding 70 basis points to our Medicaid and SCHIP HBR. We have been actively working to address these issues and are confident that the pharmacy costs will normalize in the short-term. Importantly, our purchase of US Script has provided us with an important

Centene Corporation Reports First Quarter 2006 Earnings Results April 25, 2006 / Page 2

vehicle to mitigate and positively influence our pharmacy costs. Indiana and Ohio will be transitioned to US Script in May. Wisconsin was converted to the US Script platform in March, and we are already seeing the benefit of this implementation.

“We are pleased with our progress in Kansas and New Jersey, and the new membership opportunities in Ohio and Georgia. We recently received notification from the State of Ohio of our preliminary acceptance to serve Medicaid recipients in the Northwest and East Central regions, our existing service areas. Together with the MediPlan acquisition, we are solidly positioned in the State.

“On February 15, 2006, the Georgia Department of Community Health issued a 60-day delay in implementing its new managed care initiative to June 1, 2006. Nevertheless, our subsidiary Peach State Health Plan is, and will remain, ready to partner with the State’s Medicaid and PeachCare for Kids programs. We have successfully completed all readiness reviews and are poised for significant growth in this start-up market.

“We look forward to the Georgia and Ohio implementations, and additional opportunities for growth,” concluded Neidorff.

Membership totaled 874,800 at March 31, 2006, a 12.5% increase from 777,300 at March 31, 2005. The following table depicts Medicaid Managed Care membership by state at March 31, 2006 and 2005:

	2006		2005
Indiana	193,000		149,900
Kansas	118,200		94,900
Missouri	34,500		41,300
New Jersey	57,500		52,700
Ohio	59,000	*	23,900
Texas	237,500		243,700
Wisconsin	175,100		170,900

TOTAL	874,800		777,300

*	Excludes pending acquisition of MediPlan Corporation

Centene Corporation Reports First Quarter 2006 Earnings Results April 25, 2006 / Page 3

The following table depicts Medicaid Managed Care membership by member category at March 31, 2006 and 2005:

	2006		2005
Medicaid	683,700		588,100
SCHIP	175,300		178,500
SSI	15,800	(a)	10,700	(b)

TOTAL	874,800		777,300

(a)	8,600 at-risk; 7,200 ASO
(b)	4,500 at-risk; 6,200 ASO

The following table depicts Specialty Services membership by state at March 31, 2006 and 2005:

	2006	2005
Arizona	92,300	—
Kansas	39,200	35,400

TOTAL	131,500	35,400

(1)	Includes behavioral health contracts only.

Statement of Earnings Highlights

•	For the first quarter of 2006, revenues increased 36.9% to $455.1 million from $332.4 million in the first quarter of 2005. The increase in service revenues for the first quarter of 2006 reflects the acquisitions of both AirLogix and US Script.

•	The HBR for Centene’s Medicaid and SCHIP populations, which reflects medical costs as a percent of premium revenues, was 82.8% for the first quarter of 2006, compared to 80.6% for the same period in 2005. The results for the first quarter of 2006 reflected: (1) higher utilization trends in certain markets, especially in January 2006; (2) an increase in pharmacy related costs in Centene’s Indiana and Ohio markets; and (3) Centene’s earlier expansion into new unmanaged markets. The HBR

Centene Corporation Reports First Quarter 2006 Earnings Results April 25, 2006 / Page 4

for the SSI category was 87.6% for the first quarter of 2006 compared to 94.6% for the first quarter of 2005 and, while approaching Centene’s target range, may be volatile given the small member base. For the Specialty Services segment, the HBR was 84.1% in the first quarter of 2006 versus 133.5% in the first quarter of 2005. The Specialty Services HBR for 2006 included the behavioral health contracts in Arizona and Kansas, while the 2005 results included only the first three months of the behavioral health contract in Kansas.

•	Medicaid Managed Care general and administrative (G&A) expenses as a percent of revenues was 11.9% in the first quarter of 2006 compared to 10.8% in the first quarter of 2005, mainly reflecting Georgia start-up costs and the expensing of stock-based compensation as the result of Centene’s adoption of SFAS No. 123R. In addition, concurrent with the closing of the US Script acquisition, the Company altered its corporate function allocation methodology to more closely align those allocations to the proportion of costs required to support each business segment. The effect of this change added 0.7% in G&A expenses to the Medicaid Managed Care G&A ratio for the first quarter of 2006.

•	Earnings from operations of $12.6 million in the first quarter of 2006 compared to $21.3 million in the first quarter of 2005, inclusive of Georgia start-up costs.

•	Net earnings were $8.8 million, or $0.20 per diluted share, for the first quarter of 2006, compared to $14.4 million, or $0.32 per diluted share, for the first quarter of 2005.

Balance Sheet and Cash Flow Highlights

At March 31, 2006, the Company held cash and investments of $339.8 million, a portion of which was restricted due to state regulatory requirements. Premium and related receivables increased $22.3 million during the first quarter of 2006, primarily reflecting an increase in capitation receivables and reimbursements due from providers, including amounts due under capitated risk-sharing contracts. The increase also reflected customer receivables due to US Script, which was acquired as of January 1, 2006. Medical claims liabilities totaled $172.8 million

Centene Corporation Reports First Quarter 2006 Earnings Results April 25, 2006 / Page 5

at March 31, 2006, representing 43.0 days in claims payable. A reconciliation of the Company’s change in days in claims payable from the immediately preceding quarter is highlighted below:

Days in claims payable, December 31, 2005	45.4
Decrease in claims inventory	(1.8)
Conversion of pharmacy benefits to U.S. Script	(0.6)

Days in claims payable, March 31, 2006	43.0

The Company had cash flows from operating activities of $9.3 million for the quarter ended March 31, 2006.

Outlook

Karey L. Witty, Centene’s chief financial officer, commented, “For the second quarter of 2006, we expect revenue in the range of $495 million to $500 million and earnings per diluted share of $0.25 to $0.30. For the full-year 2006, we anticipate revenue in the range of $2.08 billion to $2.16 billion and earnings per diluted share of $1.53 to $1.70. This guidance excludes our recently announced acquisition of MediPlan Corporation, which we expect to close during the second quarter of 2006.”

Conference Call

As previously announced, the Company will host a conference call later today, April 25, 2006, at 8:30 AM Eastern Time to review the financial results for the first quarter ended March 31, 2006, and to discuss its business outlook. Michael F. Neidorff and Karey L. Witty will host the conference call. Investors are invited to participate in the conference call by dialing (800) 273-1254 in the United States and Canada, and (706) 679-8592 for international participants, or via a live Internet broadcast at the Company’s website, www.centene.com. A replay of the call will be available from April 25, 2006, shortly after completion of the call, until May 9, 2006, at 11:59 PM Eastern Time. Investors may dial (800) 642-1687 in the United States and (706) 645-9291 from abroad and enter access number 7620184.

Centene Corporation Reports First Quarter 2006 Earnings Results April 25, 2006 / Page 6

About Centene Corporation

Centene Corporation is a leading multi-line healthcare enterprise that provides programs and related services to individuals receiving benefits under Medicaid, including Supplemental Security Income (SSI) and the State Children’s Health Insurance Program (SCHIP). The Company operates health plans in Indiana, Kansas, Missouri, New Jersey, Ohio, Texas and Wisconsin. In addition, the Company contracts with other healthcare organizations to provide specialty services including behavioral health, disease management, nurse triage, pharmacy benefit management and treatment compliance. Information regarding Centene is available via the Internet at www.centene.com.

The information provided in the first paragraph following the bullet listing under “First Quarter Highlights” and in the paragraph under “Outlook” above contain forward-looking statements that relate to future events and future financial performance of Centene. Subsequent events and developments may cause the Company’s estimates to change. The Company disclaims any obligation to update this forward-looking financial information in the future. Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene’s or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Actual results may differ from projections or estimates due to a variety of important factors, including Centene’s ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare. The expiration, cancellation or suspension of Centene’s Medicaid managed care contracts by state governments would also negatively affect Centene.

[Tables Follow]

Centene Corporation Reports First Quarter 2006 Earnings Results April 25, 2006 / Page 7

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2006	December 31, 2005
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$118,512	$147,358
Premium and related receivables, net of allowances of $611 and $343, respectively	66,368	44,108
Short-term investments, at fair value (amortized cost $71,400 and $56,863, respectively)	71,172	56,700
Other current assets	24,992	24,439

Total current assets	281,044	272,605
Long-term investments, at fair value (amortized cost $130,189 and $126,039, respectively)	127,289	123,661
Restricted deposits, at fair value (amortized cost $23,081 and $22,821, respectively)	22,788	22,555
Property, software and equipment, net	82,853	67,199
Goodwill	196,986	157,278
Other intangible assets, net	19,341	17,368
Other assets	7,506	7,364

Total assets	$737,807	$668,030

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Medical claims liabilities	$172,792	$170,514
Accounts payable and accrued expenses	47,779	29,790
Unearned revenue	12,494	13,648
Current portion of long-term debt and notes payable	1,712	699

Total current liabilities	234,777	214,651
Long-term debt	130,940	92,448
Other liabilities	7,841	8,883

Total liabilities	373,558	315,982
Stockholders’ equity:
Common stock, $.001 par value; authorized 100,000,000 shares; issued and outstanding 43,072,053 and 42,988,230 shares, respectively	43	43
Additional paid-in capital	195,669	191,840
Accumulated other comprehensive income:
Unrealized loss on investments, net of tax	(2,148)	(1,754)
Retained earnings	170,685	161,919

Total stockholders’ equity	364,249	352,048

Total liabilities and stockholders’ equity	$737,807	$668,030

Centene Corporation Reports First Quarter 2006 Earnings Results April 25, 2006 / Page 8

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except share data)

	Three Months Ended March 31,
	2006	2005
	(Unaudited)
Revenues:
Premium	$435,562	$330,944
Service	19,516	1,432

Total revenues	455,078	332,376

Expenses:
Medical costs	361,672	267,756
Cost of services	15,588	843
General and administrative expenses	65,222	42,459

Total operating expenses	442,482	311,058

Earnings from operations	12,596	21,318
Other income (expense):
Investment and other income	3,540	2,120
Interest expense	(1,998)	(562)

Earnings before income taxes	14,138	22,876
Income Tax Expense	5,372	8,465

Net earnings	$8,766	$14,411

Earnings per share:
Basic earnings per common share	$0.20	$0.35
Diluted earnings per common share	$0.20	$0.32

Weighted average number of shares outstanding:
Basic	42,987,892	41,560,587
Diluted	44,750,271	44,861,989

Centene Corporation Reports First Quarter 2006 Earnings Results April 25, 2006 / Page 9

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2006	2005
	(Unaudited)
Cash flows from operating activities:
Net earnings	$8,766	$14,411
Adjustments to reconcile net earnings to net cash provided by operating activities —
Depreciation and amortization	4,520	2,782
Excess tax benefits from stock compensation	—	2,871
Stock compensation expense	3,417	1,091
Loss (gain) on sale of investments	12	10
Loss on disposal of property and equipment	30	183
Deferred income taxes	232	(983)
Changes in assets and liabilities —
Premium and related receivables	(15,812)	(5,512)
Other current assets	(2,894)	(4,268)
Other assets	(158)	(491)
Medical claims liabilities	2,278	11,602
Unearned revenue	(934)	(21)
Accounts payable and accrued expenses	9,937	(2,446)
Other operating activities	(51)	648

Net cash provided by operating activities	9,343	19,877

Cash flows from investing activities:
Purchase of property, software and equipment	(14,136)	(3,665)
Purchase of investments	(53,194)	(21,767)
Sales and maturities of investments	33,827	27,542
Acquisitions, net of cash acquired	(39,912)	—

Net cash (used in) provided by investing activities	(73,415)	2,110

Cash flows from financing activities:
Proceeds from exercise of stock options	2,139	1,390
Proceeds from borrowings	37,000	—
Payment of long-term debt and notes payable	(2,285)	(4,121)
Excess tax benefits from stock compensation	1,454	—
Common stock repurchases	(3,082)	—
Other financing activities	—	(85)

Net cash provided by (used in) financing activities	35,226	(2,816)

Net (decrease) increase in cash and cash equivalents	(28,846)	19,171

Cash and cash equivalents, beginning of period	147,358	84,105

Cash and cash equivalents, end of period	$118,512	$103,276

Interest paid	$2,037	$692
Income taxes paid	$911	$1,133

Supplemental schedule of non-cash financing activities:
Property acquired under capital leases	$26	$—

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CENTENE CORPORATION

SUPPLEMENTAL FINANCIAL DATA

	Q1 2006	Q4 2005	Q3 2005	Q2 2005
MEMBERSHIP
Medicaid Managed Care:
Indiana	193,000	193,300	176,300	152,800
Kansas	118,200	113,300	107,600	103,000
Missouri	34,500	36,000	37,300	39,900
New Jersey	57,500	56,500	50,900	52,900
Ohio	59,000	58,700	58,100	59,600
Texas	237,500	242,000	243,600	243,800
Wisconsin	175,100	172,100	173,900	173,400

TOTAL	874,800	871,900	847,700	825,400

Medicaid	683,700	681,100	657,500	637,300
SCHIP	175,300	175,900	176,900	176,200
SSI	15,800	14,900	13,300	11,900

TOTAL	874,800	871,900	847,700	825,400

Specialty Services(a):
Arizona	92,300	94,700	94,300	—
Kansas	39,200	38,800	37,500	37,100

TOTAL	131,500	133,500	131,800	37,100

(a) Includes behavioral health contracts only.

REVENUE PER MEMBER(b)	$157.17	$152.48	$147.73	$143.41

CLAIMS(b)
Period-end inventory	229,800	255,000	206,900	195,500
Average inventory	175,200	153,500	148,300	170,300
Period-end inventory per member	0.26	0.29	0.24	0.24

(b) Revenue per member and claims information are presented for the Medicaid Managed Care segment.

DAYS IN CLAIMS PAYABLE (c)	43.0	45.4	41.4	49.5

(c) Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period.

CASH AND INVESTMENTS (in millions)
Regulated	$314.0	$322.6	$305.1	$260.5
Unregulated	25.8	27.7	27.7	27.4

TOTAL	$339.8	$350.3	$332.8	$287.9

ANNUALIZED RETURN ON EQUITY (d)	9.8%	16.2%	14.9%	20.0%
(d) Annualized Return on Equity is calculated as follows: (net income for quarter x 4) divided by ((beginning of period equity + end of period equity) divided by 2).

Centene Corporation Reports First Quarter 2006 Earnings Results April 25, 2006 / Page 11

HEALTH BENEFITS RATIO BY CATEGORY:

	Three Months Ended March 31,
	2006	2005
Medicaid and SCHIP	82.8%	80.6%
SSI	87.6	94.6
Specialty Services	84.1	133.5

GENERAL AND ADMINISTRATIVE EXPENSE RATIO BY BUSINESS SEGMENT:

	Three Months Ended March 31,
	2006	2005
Medicaid Managed Care	11.9%	10.8%
Specialty Services	22.3	50.2

MEDICAL CLAIMS LIABILITIES

(In thousands)

Four rolling quarters of the changes in medical claims liabilities are summarized as follows:

Balance, March 31, 2005	$177,582
Acquisitions	—
Incurred related to:
Current period	1,332,120
Prior period	(11,295)

Total incurred	1,320,825

Paid related to:
Current period	1,160,178
Prior period	165,437

Total paid	1,325,615

Balance, March 31, 2006	$172,792

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability. Any reduction in the “Incurred related to: Prior period” claims may be offset as Centene actuarially determines “Incurred related to: Current period.” As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs. Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.